      As filed with the Securities and Exchange Commission on May 11, 1999

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of report (Date of earliest event reported):  April 23, 1999


                              GENESIS DIRECT, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)



            0-24173                                       22-3449666
    (Commission File Number)                (I.R.S. Employer Identification No.)


    100 Plaza Drive, Secaucus, NJ                            07094
(Address of Principal Executive Offices)                   (Zip Code)



                                 (201) 867-2800
              (Registrant's Telephone Number, Including Area Code)



                                With a copy to:
                            Ira A. Greenstein, Esq.
                            Morrison & Foerster llp
                          1290 Avenue of the Americas
                               New York, NY 10104
________________________________________________________________________________
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Item 5.  OTHER EVENTS.

   On April 23, 1999, the Genesis Direct Memphis Operations, LLC and Genesis Direct Memphis Services, LLC (each a subsidiary of the Registrant), the Registrant and Toysrus.com, LLC ("Buyer") entered into a Purchase Agreement providing for the acquisition by Buyer of certain assets and liabilities of the Sellers relating to Sellers' distribution center located in Memphis, Tennessee, for a purchase price of $30,000,000 payable in cash. The acquisition is subject to certain conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Upon consummation of the acquisition, the Registrant and the Buyer will enter into a Fulfillment Services Agreement pursuant to which the Buyer will provide fulfillment services for Registrant's business.


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

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    GENESIS DIRECT, INC.



Date:  May 11, 1999                 By:   /s/ Warren Struhl
                                         ---------------------------------
                                         Warren Struhl
                                         Chairman of the Board of Directors,
                                          President and Chief Executive Officer


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